UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2016
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2016, Progress Software Corporation issued a press release announcing its financial results for the fiscal fourth quarter and fiscal year ended November 30, 2015. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Non-GAAP Financial Measures – We disclosed non-GAAP financial measures in the press release. A reconciliation of these non-GAAP measures to our GAAP financial results is included in the press release and is available on the Progress website at www.progress.com. These non-GAAP measures include revenue, expenses, income from operations, net income, earnings per share and operating margin. We also provide guidance on free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments. We provide non-GAAP financial measures to enhance the overall understanding of our current financial performance and prospects for the future as well as to enable investors to evaluate our performance in the same way that management does.

We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a more transparent view of our core operating results. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine compensation. These non-GAAP financial measures are also utilized by analysts to calculate consensus estimates. However, non-GAAP information should not be construed as an alternative to GAAP information as management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In our results for the fiscal year ended November 30, 2015 and our fiscal year 2016 and fiscal first quarter guidance, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik AD ("Telerik") that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. We acquired Telerik on December 2, 2014. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we (and Telerik) have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because such expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because such expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because such expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•	Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency – Revenue from our international operations has historically represented approximately half of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of revenue growth rates on a constant currency basis helps improve the ability to understand our revenue results and evaluate our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated January 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 12, 2016	Progress Software Corporation

		By:	/s/ CHRIS E. PERKINS
Chris E. Perkins
Senior Vice President, Finance and Administration and Chief Financial Officer